Exhibit 10.36
                            1999 PROFIT SHARING PLAN

PARTICIPATION
      All employees other than those who participate the 1999 Executive Variable Compensation Plan or who receive sales commissions or similar forms of compensation.

PLAN GOALS

   In 1999 profit sharing will be based on a comparison of Avid's performance relative to that of its chosen peer group, the S&P High Tech Composite Index, in the categories of ROIC, Earnings Growth Rate and Revenue Growth Rate, with each category being weighted as set forth below.

     Return on Invested Capital (ROIC)             50% weighting

      ROIC = Operating Income (Not Including Acquisition-Related Charges)
      -------------------------------------------------------------------
               Total Non-Cash Assets MINUS Interest-Bearing Debt

     Earnings Growth Rate                          25% weighting
      Earnings = Operating Income (not including acquisition-related charges)

     Revenue Growth Rate                           25% weighting

PERFORMANCE

   1999 performance benchmarks will be established with reference to the S&P High Tech Composite Index in the four-quarter period ended on (or nearest to) September 30, 1998.

   Avid  must  have  minimum   earnings  growth  in  1999  equal  to  an  amount
   predetermined by the Board of Directors in order for any payout to be made based on the Earnings Growth goal.

   Avid  must  have  minimum   revenue   growth  in  1999  equal  to  an  amount
   predetermined by the Board of Directors in order for any payout to be made based on the Revenue Growth goal.

PAYOUT STRUCTURE

   The Plan will begin paying out if each performance category equals a percentile of peer group performance set by the Board in each category. Payout may not exceed maximum amount predetermined by the Board.

   Payouts will be separately determined for each of the Plan goals.

TARGET AWARDS

   The target variable compensation award is the award a Plan participant will receive if Avid achieves the median performance of its peer group in the specified categories.

   The target award can be expressed either as a dollar amount or as a percentage of base salary.

PRORATED AWARDS

1. Any salary changes throughout the year are automatically prorated since Profit Sharing is calculated on the actual base salary paid during 1999.

2. If a participant is hired after January 1, his/her Profit Sharing will be automatically prorated for that portion of the fiscal year worked for Avid since it will be calculated on actual base salary paid during 1999. For example, if the participant is hired July 1, 1999, his/her Profit Sharing will be based on a half year's base salary.

3. If a participant transfers from a temporary to a regular position before October 1, 1999, his/her Profit Sharing will be calculated on the base salary paid after transferring to the regular position.

4. If a participant is on an approved leave of absence for a portion of 1999, his/her Profit Sharing will be calculated on the base salary paid during the year. This has the effect of prorating the award for any portion of the leave which was unpaid.

5. If a participant becomes disabled and qualifies for benefits under Avid's long-term-disability plan, his/her Profit Sharing will be calculated on the base salary paid while on the Avid payroll as an employee.

6. If a participant is laid off by Avid, the Profit Sharing award will be calculated on the base salary paid through the effective employment termination date. In this case, the payout may not exceed 100% of the prorated target award.

7. If a participant dies while in Avid employment, the Profit Sharing award will be calculated on the base salary paid prior to date of death. The award will be paid to the surviving spouse or, if none, to the estate.

PLAN PAYOUT

   The Plan payout will be determined after audited financial results for 1999 are determined and released, near the end of January 2000. Plan payout is expected to occur in February. Employees must be employed by Avid at the time of actual Plan payout to receive their award, unless eligible for a prorated award as described above.

CHANGES TO THE PLAN

   The Company reserves the right in its sole discretion to modify, amend, revoke, or suspend the Plan at any time.

   This is a Plan summary and is not intended to be and shall not be interpreted as an employment contract.